Exhibit 10.3

RESTRICTED SHARE UNIT AGREEMENT
PURSUANT TO THE
TRONOX LIMITED
MANAGEMENT EQUITY INCENTIVE PLAN
DIRECTOR GRANT

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Participant:

Grant Date:

Number of Restricted Share Units granted:

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THIS RESTRICTED SHARE UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Tronox Limited (the “Company”), and the Participant specified above, pursuant to the Tronox Limited Management Equity Incentive Plan (the “Plan”), which is administered by the Committee; and

WHEREAS, it has been determined by the Committee under the Plan that it would be in the best interests of the Company to grant and issue the Restricted Share Units (being Class A ordinary shares in the capital of the Company) provided herein to the Participant on and subject to the terms and conditions of the Plan and this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1.         Incorporation By Reference; Plan Document Receipt Certain Defined Terms.  This Agreement is an Award Agreement for the purpose of the Plan.  This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein.  Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan.  The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content.  In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2.         Grant of Restricted Share Unit Award.  The Company hereby grants to the Participant and shall issue to the Participant on or as soon as practicable after the date of execution of this Agreement the number of Restricted Stock Units specified above.  The Participant agrees and understands that except as provided by the Plan nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan or this Agreement.

South Africa Participants Only:  The Participant must provide satisfactory evidence that he has complied with all regulatory requirements (including, without limitation, the approval of the South African Reserve Bank and the South African Revenue Services) in the Republic of South Africa in which the Participant is habitually resident and is employed indirectly, within 12 months of the grant date, before the first vesting.  It is recorded that to the extent that the Participant does not provide the aforementioned evidence of his compliance with the regulatory requirements in South Africa, the Company shall not be obliged to issue the shares to the Participant.

3.         Vesting.

(a)        General.  Except as otherwise provided in this Section 3, the Restricted Share Units subject to this grant shall vest on the first anniversary of the Grant Date (the “Vesting Date”) provided that the Participant is then providing services to the Board on the Vesting Date.

(b)        Termination of Directorship in General.  Except as otherwise set forth in Sections 3(c), and 3(d) hereof, all unvested RSUs shall immediately be canceled and forfeited upon a Termination of Directorship.

(c)        Change to an Eligible Employee or Consultant.  A Participant who ceases to be a director of the Company but upon the termination of his or her directorship becomes an Eligible Employee or a Consultant, shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

(d)        Qualified Change in Control.  One hundred percent (100%) of all unvested Restricted Share Units shall immediately become vested upon a Qualified Change in Control; provided the Participant is continuously providing services to the Company or its Subsidiaries through such date.  For purposes of this Agreement, a “Qualified Change in Control” shall mean a Change in Control other than a Change in Control occurring as a result of the consummation of the transactions contemplated by the Amended and Restated Transaction Agreement by and among Tronox Incorporated, Tronox Limited, Concordia Acquisition Corporation, Concordia Merger Corporation, Exxaro Resources Limited, Exxaro Holdings Sands (Proprietary) Limited and Exxaro International BV, dated as of April 20, 2012, as amended from time to time (the “Exxaro Transaction”).  Provided; however, any modification or amendment to the Exxaro Transaction that results in Exxaro, or any of its affiliated entities, owning or controlling more than fifty percent (50%) of the stock of the combined company shall be deemed a Qualified Change of Control.

(e)        Forfeiture.  The Participant acknowledges and confirms that in the event that Restricted Share Units are forfeited, the Company shall be entitled to do any of the things set out in Section 7.4.3 of the Plan in relation to such Shares.

4.         Period of Restriction; Delivery of Unrestricted Share Units.  If and when Restricted Share Units awarded by this Agreement become vested, subject to the Company's right to require payment of any taxes the Restricted Share Units shall cease to be liable to be forfeited by the Participant and the restrictions in Section 7.4 of the Plan and Section 6 of this Agreement shall cease to apply; and if the Participant’s certificates bear a legend as referred to in Section 7.5.2, the Participant shall be entitled to receive new certificates free of such legend (except any legends (a) to the extent required by the Committee or (b) required for compliance with any applicable securities laws) unless no such certificate is required to be delivered under applicable law.

5.         Dividends and Other Distributions; Voting Rights.

(a)        Section 7.5.5(b) of the Plan shall apply with respect to the Restricted Share Units.

(b)        Participants have no voting rights during period of restrictions for Restricted Share Units.

(c)        Section 7.5.6 of the Plan shall apply with respect to the Restricted Share Units (unless the Committee determines otherwise in any particular case pursuant to Section 4.3 of the Plan).

6.         Non‑transferability.

(a)        Restriction on Transfers.  The Participant shall not sell, Transfer, pledge, assign or otherwise alienate or hypothecate any of the Restricted Share Units during the Period of Restriction.  The Restricted Share Units shall be delivered to and held by the Participant for the applicable Period of Restriction and the Participant shall be and remain the beneficial owner of each such Restricted Share Unit.

(b)        Restriction on Transfer of Shares – Australian Participants Only.  The Participant shall not offer (or permit or cause to be offered) any Shares that are delivered to him pursuant to this Agreement for sale within 12 months of their issue, unless the offer does not need a “disclosure document” under the Corporations Act 2001 (Commonwealth of Australia) or the offer is not received in Australia.

7.         Entire Agreement; Amendment.  This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter.  The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan.  This Agreement may also be modified or amended by writing signed by both the Company and the Participant.  The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

8.         Acknowledgment of Participant.  This award of Restricted Share Units does not entitle Participant to any benefit other than that granted under this Agreement.  Any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.  Participant understands and accepts that the benefits granted under this Agreement are entirely at the discretion of the Company and that the Company retains the right to amend or terminate this Agreement and the Plan at any time, at its sole discretion and without notice.

9.         Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without reference to the principles of conflict of laws thereof.

10.       Withholding of Tax.  As a condition to the distribution of Shares to the Participant, the Participant shall be required to pay in cash, or to make other arrangements satisfactory to the Company (including, without limitation, authorizing withholding from payroll and any other amounts payable to the Participant), the minimum statutory amount that is sufficient to satisfy any federal, provincial, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to comply with the Code and/or any other applicable law, rule or regulation with respect to the Restricted Share Units.  Unless the tax withholding obligations of the Company are satisfied, the Company shall have no obligation to issue a certificate or book-entry transfer for such Shares (except as required by applicable law).  The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit the Participant to satisfy his or her tax obligations, in whole or in part by one or more of the following (without limitation): (a) paying cash, (b) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (c) selling a sufficient number of such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld.

11.       Section 83(b) – United States Participants Only.  If the Participant properly elects (as required by Section 83(b) of the Code) within thirty (30) days after the issuance of the Restricted Share Units to include in gross income for federal income tax purposes in the year of issuance the Fair Market Value of such Restricted Share Units, the Participant shall pay to the Company or make arrangements satisfactory to the Company to pay to the Company upon such election, any federal, state or local taxes required to be withheld with respect to the Restricted Share Units.  If the Participant shall fail to make such payment, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Share Units, as well as the rights set forth in Section 10 hereof.  The Participant acknowledges that it is the Participant’s sole responsibility, and not the Company’s, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if the Participant elects to make such election, and the Participant agrees to timely provide the Company with a copy of any such election.

12.       Acceptance.  The Participant shall forfeit the Restricted Share Units if the Participant does not execute this Agreement within a period of sixty (60) days from the date that the Participant receives this Agreement (or such other period as the Committee shall provide).

13.       Securities Representations.  The Restricted Share Units are being issued to the Participant and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Participant.  The Participant acknowledges, represents and warrants that:

(a)        The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 13.

(b)        If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Restricted Share Units must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to the Restricted Share Units and the Company is under no obligation to register the Restricted Share Units (or to file a “re-offer prospectus”).

(c)        If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Shares of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the vested Restricted Share Units hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.

14.       No Right to Service.  Any questions as to whether and when there has been a termination of such service and the cause of such termination shall be determined in the sole discretion of the Committee.  Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate the Participant’s employment or service at any time, for any reason and with or without cause.

15.       Notices.  Any notice which may be required or permitted under this Agreement shall be in writing, and shall be delivered in person or via facsimile transmission, overnight courier service or certified mail, return receipt requested, postage prepaid, properly addressed as follows:

(a)        If such notice is to the Company, to the attention of the General Counsel of the Company or Secretary of the Company at such other address as the Company, by notice to the Participant, shall designate in writing from time to time.

(b)        If such notice is to the Participant, at his/her address as shown on the Company’s records, or at such other address as the Participant, by notice to the Company, shall designate in writing from time to time.

16.       Compliance with Laws.  The issuance of the Restricted Share Units or unrestricted Share Units pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act, the Corporations Act, and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto.  The Company shall not be obligated to issue the Restricted Share Units or any of the Shares pursuant to this Agreement if any such issuance would violate any such requirements.

17.      Binding Agreement; Assignment.  This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns.  The Participant shall not assign (except as provided by Section 6 hereof) any part of this Agreement without the prior express written consent of the Company.

18.      Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

19.      Headings.  The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

20.      Further Assurances.  Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

21.      Severability.  The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TRONOX LIMITED

By:

Name:

Title:

PARTICIPANT

Name: